EXHIBIT 10.6

June 25, 2013

Dear Eric:

Reference is made to your employment letter agreement, dated May 7, 2012 (the “Employment Agreement”), between you (Eric Foss) and ARAMARK Holdings Corporation (the “Company”). Capitalized terms not defined in this letter shall have the meanings assigned to such terms in the Employment Agreement.

In consideration of the provisions contained herein and your continued employment with the Company, you and the Company hereby agree to amend the Employment Agreement as follows:

1.    The second sentence of clause (iv) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentence:

“The equity-based portion of such total annual compensation package for fiscal year 2013 will be comprised of a combination of NQSO Grants (as defined below) valued on a Black-Scholes basis consistent with the Company’s practice as in effect on the date of this letter and restricted stock units, to be granted in the month of June 2013.”

2.    The last sentence of clause (iv) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentences:

“Any equity-based awards that are a part of your total annual compensation package for any fiscal year following fiscal year 2012 (your “Equity Compensation Awards”) will be granted pursuant to the Company’s Management Stock Incentive Plan, as the same may be amended from time to time (or any successor plan). The form of such Equity Compensation Awards, and the terms thereof (including vesting conditions) will be the same as those granted to senior management of the Company as determined by the Committee from time to time (which for the avoidance of doubt may contain terms that differ from the NQSO Grant form attached to this letter agreement).”

3.    The amendments set forth in this letter agreement shall be effective as of the date set forth immediately above your signature. Except as expressly amended hereby, all other terms of the Employment Agreement shall be and remain unchanged and shall remain in full force and effect. This letter agreement will be subject to the laws of the Commonwealth of Pennsylvania.

Sincerely,
/s/ STEPHEN MURRAY

Stephen Murray
Chairman, Compensation and
Human Resources Committee
ARAMARK Holdings Corporation

Accepted and agreed this 25th day of June, 2013.

/s/ ERIC FOSS
Eric Foss

[Signature page to letter agreement dated June 25, 2013 amending employment letter agreement with ARAMARK Holdings Corporation dated May 7, 2012]